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                                                                Exhibit 4.2
                                                                -----------










                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                                MERCK & CO., INC.

                                       AND

                           MEDCOHEALTH SOLUTIONS, INC.

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                                Table of Contents
                                -----------------

                                                                        Page
                                                                        ----

ARTICLE 1  DEFINITIONS......................................................1

    Section 1.1.  Holders...................................................1
    Section 1.2.  Indemnification Agreement.................................1
    Section 1.3.  SEC.......................................................1
    Section 1.4.  Selling Holders...........................................1
    Section 1.5.  Shares....................................................2

ARTICLE 2  DEMAND REGISTRATION..............................................2

    Section 2.1.  Notice....................................................2
    Section 2.2.  Registration Expenses.....................................2
    Section 2.3.  Selection of Professionals................................2
    Section 2.4.  Other Shares..............................................3
    Section 2.5.  Permitted Transferees.....................................3
    Section 2.6.  Shelf Registration; Convertible Registration;
                  Exchange Registration.....................................3
    Section 2.7.  SEC Form..................................................3
    Section 2.8.  Other Registration Rights.................................3

ARTICLE 3  PIGGYBACK REGISTRATIONS..........................................4

    Section 3.1.  Notice and Registration...................................4
    Section 3.2.  Selection of Professionals................................5
    Section 3.3.  Registration Expenses.....................................5

ARTICLE 4  REGISTRATION PROCEDURES..........................................5

    Section 4.1.  Registration and Qualification............................5
    Section 4.2.  Underwriting..............................................7
    Section 4.3.  Listing...................................................8

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    Section 4.4.  Holdback Agreements.......................................8

ARTICLE 5  PREPARATION......................................................9

    Section 5.1.  Reasonable Investigation..................................9

ARTICLE 6  INDEMNIFICATION..................................................9

ARTICLE 7  BENEFITS AND TERMINATION OF REGISTRATION RIGHTS.................10

   Section 7.1.  Benefits and Termination of Registration Rights...........10

ARTICLE 8  REGISTRATION EXPENSES...........................................11

    Section 8.1.  Registration Expenses....................................11

ARTICLE 9  DISPUTE RESOLUTION..............................................11

ARTICLE 10  MISCELLANEOUS..................................................12

    Section 10.1.  No Inconsistent Agreements..............................12
    Section 10.2.  Entire Agreement........................................12
    Section 10.3.  Governing Law; Forum....................................12
    Section 10.4.  Termination.............................................12
    Section 10.5.  Notices.................................................12
    Section 10.6.  Counterparts............................................13
    Section 10.7.  Binding Effect; Assignment; Third-Party Beneficiaries...13
    Section 10.8.  Offset..................................................13
    Section 10.9.  Severability............................................14
    Section 10.10. Failure or Indulgence Not Waiver........................14
    Section 10.11. Amendment...............................................14
    Section 10.12. Authority...............................................14
    Section 10.13. Interpretation..........................................14


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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of [ ] __, 2002, between Merck & Co., Inc., a New Jersey corporation ("Merck"), and MedcoHealth Solutions, Inc., a Delaware corporation (the "Company" or "Medco"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms set forth in the Master Separation Agreement, dated as of the date hereof, between Merck and Medco (the "Master Separation Agreement").

     WHEREAS, the Board of Directors of Merck has determined that it is appropriate and desirable for Merck to separate the Medco Group from the Merck Group (the "Separation"); and

     WHEREAS, in connection with the foregoing, Merck and Medco are entering into a Master Separation Agreement, which provides, among other things, for the Separation, the IPO of Medco Common Stock, the declaration of the Merck Dividend immediately prior to the IPO Closing Date, the subsequent Distribution of all the Medco Common Stock then owned by Merck to the holders of Merck common stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

     WHEREAS, upon consummation of the IPO, Merck will own no less than 80.1% of the outstanding shares of Medco Common Stock; and

     WHEREAS, in connection with the Separation, the parties desire to enter into this Agreement to provide Merck with certain registration rights with respect to the Medco Common Stock following the IPO.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

          Section 1.1. Holders. "Holders" means, collectively Merck and any Permitted Transferees (as defined in Section 2.5).

          Section 1.2. Indemnification Agreement. "Indemnification Agreement" means the Indemnification and Insurance Matters Agreement between the parties.

          Section 1.3. SEC. "SEC" means the Securities and Exchange
Commission.

          Section 1.4. Selling Holders. "Selling Holders" means, collectively the Holders of Shares proposed to be included in any registration under this Agreement.

          Section 1.5. Shares. "Shares" shall mean, subject to Section 7.1, those shares of Medco Common Stock that are held by Merck immediately following the IPO. The "Shares" shall include any securities issued or issuable with respect to the Shares by way of a stock or other dividend or a stock split, in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                                    ARTICLE 2

                               DEMAND REGISTRATION

          Section 2.1. Notice. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that the Company effect the registration under the Securities Act, of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration, a Convertible Registration or an Exchange Registration (as such terms are defined in Section 2.6)), the Company will promptly give written notice of the proposed registration to all other Holders and will use its best efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by the Company within [5] days after receipt of the Company's written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a "Demand Registration"); provided, however, that:

               (a) any Demand Registration requested hereunder shall request the registration of Shares representing at least [5]% of the then-outstanding shares of Medco Common Stock, based on the number of such shares outstanding as reported by the Company in its most recent annual or quarterly report filed with the SEC under the Exchange Act; and

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               (b) if a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Medco Common Stock, the Company shall include in such registration the number of Shares requested to be included therein which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for the Medco Common Stock, pro rata among the respective Holders thereof on the basis of the amount of Shares owned by each Holder requesting inclusion of Shares in such registration or as otherwise agreed by the Holders requesting inclusion of Shares in such registration.

          Section 2.2. Registration Expenses. The Company shall pay all Registration Expenses (as defined in Article 8) for any registration requested pursuant to this Article 2 (including any registration that is delayed or withdrawn).

          Section 2.3. Selection of Professionals. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the financial printer, the solicitation and/or exchange agent (if any) and one counsel for the Selling Holders. The Holders of a majority of the Shares included in any Demand Registration also shall be entitled to designate any broker or other agent through whom the Holders shall sell into the public market any Shares pursuant to a Shelf Registration that is not an underwritten offering. The Company shall select its own outside counsel and independent auditors.

          Section 2.4. Other Shares. Without the approval of the Holders of a majority of the Shares included in any Demand Registration, the Company shall not have the right to cause the registration in any Demand Registration of any securities of any other Person.

          Section 2.5. Permitted Transferees. As used in this Agreement, "Permitted Transferees" shall mean any transferee, whether direct or indirect, of Shares so designated by Merck (or a subsequent Holder) in a written notice to the Company as provided for in Section 9.7. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders. In the event of a transfer of any of the Shares to a transferee that is not a Permitted Transferee, the Shares so transferred shall no longer be subject to this Agreement.

          Section 2.6. Shelf Registration; Convertible Registration; Exchange Registration. With respect to any Demand Registration, the requesting Holders may request the Company to effect a registration of the Shares (a) under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a "Shelf Registration"); (b) in connection with such Holders' registration under the Securities Act of securities (the "Convertible Securities") convertible into, exercisable for or otherwise related to the Shares (a "Convertible Registration"); or (c) in connection with any offer by any such Holder to exchange the Shares for any debt or equity securities of such Holder, a subsidiary or affiliate thereof or any other Person, or any distribution by such Holder of Shares

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to holders of debt or equity securities of such Holder, a subsidiary or affiliate thereof or any other Person (an "Exchange Registration").

          Section 2.7. SEC Form. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the form of registration statement under the Securities Act (from among the forms the Company is then entitled to use) on which such Demand Registration shall be registered. The Company shall use its best efforts to become eligible under the Securities Act to use Form S-3 (or any successor form) and, after becoming eligible to use Form S-3 (or any successor form), shall use its best efforts to remain so eligible.

          Section 2.8. Other Registration Rights. The Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities unless such rights are consistent with the rights granted under this Agreement.

                                    ARTICLE 3

                             PIGGYBACK REGISTRATIONS

          Section 3.1. Notice and Registration. If the Company proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a "Piggyback Registration"), it will give prompt written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to the Company within [5] days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), the Company will use its best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:

               (a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such other securities, the Company may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders' written request described above in this Section 3.1, the Holders) and thereupon the Company shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Article 2) that such registration be effected as a registration under Article 2;

               (b) the Company shall not be required to effect any registration of the Shares under this Article 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans of the Company; and

               (c) if a Piggyback Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Medco Common Stock, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the Holders of such Shares on the basis of the number of Shares owned by each such Holder or as otherwise agreed by the Holders requesting inclusion of Shares in such registration, and
(iii) third, any other securities requested to be included in such registration.

          Section 3.2. Selection of Professionals. If any Piggyback Registration is an underwritten offering, the Company shall select the investment banker(s) or manager(s) to administer the offering and the financial printer; provided, that, no investment banker or manager shall administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select one counsel for the Selling Holders. The Company shall select its own outside counsel and independent auditors.

          Section 3.3. Registration Expenses. The Company will pay all of the Registration Expenses in connection with any registration pursuant to this Article 3.

                                    ARTICLE 4

                             REGISTRATION PROCEDURES

          Section 4.1. Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any of the Shares under the Securities Act as provided in Articles 2 and 3, the Company will as promptly as is practicable:

               (a) prepare and file with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplement thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such counsel, subject to paragraph (i) below));

               (b) except in the case of a Shelf Registration, Convertible Registration or Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of nine months after such registration statement becomes effective;

               (c) in the case of a Shelf Registration (but not including any Convertible Registration or Exchange Registration), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 18 months after the effective date of such registration statement and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement (the "Shelf Effective Period");

               (d) in the case of a Convertible Registration or an Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of the Convertible Securities, if any, no longer require such Shares to be registered under the Securities Act (the "Convertible Effective Period");

               (e) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

               (f) use its best efforts to register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (g) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for the Company and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;

               (h) immediately notify the Selling Holders, at any time when a prospectus relating to a registration pursuant to Article 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

               (i) permit any Selling Holder which Selling Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

               (j) to make available members of management of the Company, as selected by the Holders of a majority of the Shares included in such registration, for assistance in the selling effort relating to the Shares covered by such registration, including, but not limited to, the participation of such members of the Company's management in road show presentations;

               (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use it best efforts promptly to obtain the withdrawal of such order;

               (l) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares; and

               (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

     The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such Shares as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Medco Common Stock are then listed for trading in connection with any registration.

          Section 4.2. Underwriting. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Article 3 which involves, in whole or in part, an underwritten offering), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Article 6 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in
Section 4.1(g). The Company may require that the Shares requested to be registered pursuant to Article 3 be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Article 6 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

          Section 4.3. Listing. In connection with the registration of any offering of the Shares pursuant to this Agreement, the Company agrees to use its best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Medco Common Stock are then listed or otherwise facilitate the public trading of such Shares.

          Section 4.4. Holdback Agreements.

               (a) The Company shall not effect, and shall not permit any of its directors, officers or affiliates or [any other Person to whom the Company has granted registration rights] to effect any sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the [90] day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or unless the Holders of a majority of the Shares included in such Demand Registration or the underwriters managing any such public offering otherwise agree.

               (b) If the Holders of Shares notify the Company in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Article 2 hereof, the Company shall not effect, and shall not permit any of its directors, officers or affiliates or [any other Person to whom the Company has granted registration rights] to effect any sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the [90]-day period beginning on the date such notice is received, except pursuant to registrations on Form S-8 or any successor form or unless the Holders of a majority of the Shares sought to be sold in such underwritten sale or the underwriters managing any such public offering otherwise agree.

               (c) If the Company completes an underwritten registration with respect to any of its securities (whether offered for sale by the Company or any other Person) on a form and in a manner that would have permitted registration of the Shares and no Holder requested the inclusion of any Shares in such registration, the Holders shall not effect any public sales or distributions of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from the Company by any underwriters in connection with such previous registration, but in no event more than 90 days from the effective date of such registration.

               (d) Notwithstanding anything in this Section 4.4 to the contrary, no Holder of Shares shall be precluded from distributing to any or all of its stockholders any or all of its Shares.

                                    ARTICLE 5

                                   PREPARATION

          Section 5.1. Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the

Shares under the Securities Act and each sale of the Shares thereunder, the Company will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, access to its financial and other records, pertinent corporate documents and properties of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                    ARTICLE 6

                                 INDEMNIFICATION

               (a) In the event of any registration of any of the Shares hereunder, the Company shall, and shall enter into additional customary indemnification arrangements to, indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Covered Persons") against any losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and expenses), joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders.

               (b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 6) the Company, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission is contained in written information furnished by such Selling Holder to the Company specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders.

               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person's rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume or participate in the defense of such claim with counsel satisfactory to the indemnified party. Notwithstanding the foregoing, the Selling Holders shall have the right to assume the defense of any claim with respect to which indemnification is sought by the Selling Holders with one or more counsel selected by a majority of the Selling Holders for which such indemnification is sought.

               (d) Indemnification similar to that specified in the preceding subdivisions of this Article 6 (with appropriate modifications) shall be given by the Company and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

               (e) The rights of Merck and its directors and officers to indemnification hereunder shall be in addition to, and not in limitation of, the indemnification they are entitled to under the Indemnification and Insurance Agreement.

                                    ARTICLE 7

              BENEFITS AND TERMINATION OF REGISTRATION RIGHTS

          Section 7.1. Benefits and Termination of Registration Rights. Notwithstanding anything contained herein to the contrary, the Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares, and such securities shall cease to be Shares, when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not, in the judgment of the Holders hereof, require registration or qualification of them under the Securities Act or any similar state law then in force; and (d) such Shares shall have ceased to be outstanding.

                                    ARTICLE 8

                              REGISTRATION EXPENSES

          Section 8.1. Registration Expenses. As used in this Agreement, the term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following:

(a) all registration and filing fees; (b) the fees, disbursements and expenses of the Company's and the Holders' counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (c) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers and directly to security holders in the case of an Exchange Registration; (d) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of; (e) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (f) the filing fees incident to securing any required review by the New York Stock Exchange and any other securities exchange on which the Medco Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange; (g) the costs of preparing stock certificates; (h) the costs and charges of the Company's transfer agent and registrar; (i) all road show expenses; and (j) the fees and disbursements of any custodians, solicitation agents, information agents and/or exchange agents. Registration Expenses shall not include underwriting discounts and underwriters' commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders.

                                    ARTICLE 9

                               DISPUTE RESOLUTION

ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE III OF THE INDEMNIFICATION AGREEMENT.

                                   ARTICLE 10

                                  MISCELLANEOUS

          Section 10.1. No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders of Shares to include such Shares in a registration undertaken pursuant to this Agreement.

          Section 10.2. Entire Agreement. This Agreement, the Master Separation Agreement, the other Ancillary Agreements and any Annexes, Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

          Section 10.3. Governing Law; Forum. This Agreement shall be construed in accordance with, and all Disputes (as defined in the Indemnification Agreement) hereunder shall be governed by, the procedural (except to the extent inconsistent with the procedures set forth in Article III of the Indemnification Agreement) and substantive laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. Under no circumstances may any party seek or be awarded punitive damages under this Agreement. Any state court sitting in New York county, New York and/or the United States District Court for the Southern District of New York shall have exclusive jurisdiction and venue, and each party hereto hereby submits to such jurisdiction and venue and irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to such jurisdiction or the laying of such venue over any Disputes between the parties that are permitted to be brought in a court, or the enforcement of any decision of an arbitrator, pursuant to Article III of the Indemnification Agreement. Each of the parties hereby irrevocably waives any right to a jury trial with respect to a Dispute.

          Section 10.4. Termination. This Agreement may be terminated at any time prior to the consummation of the IPO by and in the sole discretion of Merck without the approval of Medco. This Agreement may be terminated at any time after the IPO Closing Date by the written consent of Merck and the Holders of a majority of the Shares. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party, except to the extent otherwise agreed by the parties.

          Section 10.5. Notices. All notices and other communications required or permitted to be given by any party pursuant to the terms of this Agreement shall be in writing to and shall be deemed to have been duly given when delivered in person, by express or overnight mail delivery by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested), as follows:

          if to Merck:

               Merck & Co., Inc.
               One Merck Drive
               P.O. Box 100
               Whitehouse Station, New Jersey 08889
               Attention: General Counsel

          if to Medco:

               MedcoHealth Solutions, Inc.
               100 Parsons Pond Drive
               Franklin Lakes, New Jersey  07417
               Attention: General Counsel

furnished to the other in writing in the manner set forth above. All notices and other communication shall be deemed to have been given and received on the date of actual delivery.

          Section 10.6. Counterparts. This Agreement, including any Annexes, Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          Section 10.7. Binding Effect; Assignment; Third-Party Beneficiaries. Medco may not, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement or its rights or obligations hereunder, without Merck's prior written consent and, except as otherwise permitted hereby, any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of Merck. Nothing in this Agreement shall restrict any transfer of this Agreement by Merck, whether by operation of law or otherwise. Without limiting the foregoing, this Agreement shall be binding upon Merck and the other members of the Merck Group and Medco and the other members of the Medco Group and their respective legal representatives, successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 10.8. Offset. In addition to, and not in limitation of, any other remedies any member of the Merck Group or any Merck Indemnitee (as defined in the Indemnification Agreement) may be entitled to under the Master Separation Agreement, any Ancillary Agreement (including this Agreement) or any Intercompany Agreement (as defined in the Indemnification Agreement) , any member of the Merck Group or any Merck Indemnitee may satisfy any amounts owed to such member of the Merck Group or Merck Indemnitee by any member of the Medco Group by means of an offset against any amounts any member of the Merck Group may from time to time owe to any member of the Medco Group or an Medco Indemnitee, whether under the Master Separation Agreement, any Ancillary Agreement (including this Agreement), any Intercompany Agreement, any other agreement or arrangement existing between any member of the Merck Group and any member of the Medco Group, or otherwise.

          Section 10.9. Severability. If any term or other provision of this Agreement or any Annexes, Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If the parties are unable to reach an agreement on any such modification, the arbitrator selected in accordance with Article III of the Indemnification Agreement shall have the authority to determine such modification.

          Section 10.10. Failure or Indulgence Not Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

          Section 10.11. Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 10.12. Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

          Section 10.13. Interpretation. The headings contained in this Agreement, in any Annex, Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex, Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or Section, or an Annex, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                                    MERCK & CO., INC.

                                    By:

                                    ----------------------------
                                    Name:
                                    Title:


                                    MEDCOHEALTH SOLUTIONS, INC.

                                    By:

                                    ----------------------------
                                    Name:
                                    Title: